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                                                                    EXHIBIT 4.13

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                            AIRTRAN AIRLINES, INC.,
                                  as Issuer,

                          AIRTRAN HOLDINGS, INC. AND
                 THE SUBSIDIARY GUARANTORS SIGNATORIES HERETO,
                                 as Guarantors

                                      and

                             THE BANK OF NEW YORK,
                       as Trustee and Collateral Trustee

                          __________________________

                         SECOND SUPPLEMENTAL INDENTURE

                          Dated as of April 23, 1999

                                      to

                                   INDENTURE

                          Dated as of August 13, 1997

                          __________________________


                     10 1/2% Senior Secured Notes due 2001




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                         SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                          ----------------------
April 23, 1999, by and among AirTran Airlines, Inc., a Nevada corporation (the "Company"), AirTran Holdings, Inc., a Nevada corporation (the "Parent Company"),
--------                                                       --------------
the Subsidiary Guarantors parties hereto (the "Guarantors") and The Bank of New
                                               ----------
York, as trustee and collateral trustee (the "Trustee").
                                              -------

                                   RECITALS

     WHEREAS, the Company, the Parent Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of August 13, 1997 (the "Indenture"), providing for the issuance of an aggregate principal amount
      ---------
of $80,000,000 of 10 1/2% Senior Secured Notes due 2001 (the "Notes"); and
                                                              -----

     WHEREAS, certain of the Company=s Subsidiaries (i.e., ValuJet Capital
                                                     ----
Corp., ValuJet Management Corp., ValuJet I, Ltd., ValuJet II, Ltd., ValuJet Reservation Partners, L.P. and ValuJet Corporate Partners, L.P.) have been liquidated into the Company as their parent entity and the Company has succeeded to all of the rights and obligations of such Subsidiaries; and

     WHEREAS, pursuant to Section 901 of the Indenture, the Company and the Trustee may enter into one or more supplemental indentures without the consent of any Holders to make certain changes to the Indenture; and

     WHEREAS, the Indenture provides for the execution and delivery of a supplement to the Indenture which shall particularly describe the Collateral being specifically mortgaged to the Trustee for the benefit and security of the Holders pursuant to the Indenture; and

     WHEREAS, the Indenture relates to certain Airframes more particularly described therein, which Indenture was recorded with the FAA on November 4, 1997 and given Conveyance No. GG011890; and

     WHEREAS, it is the desire of the Trustee and the Company to add as Collateral under the Indenture one (1) McDonnell Douglas DC-9-32 aircraft, registration number N911VV and serial number 47285 (the "Replacement Aircraft")
                                                         --------------------
in replacement of and substitution for one (1) McDonnell Douglas DC-9-32 aircraft, registration number N925VV and serial number 47319 (the "Released
                                                                   --------
Aircraft");
--------

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.  Definitions.  Capitalized terms used herein without definition shall
         -----------
have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

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     2.  Substitute Security.
         -------------------

          (a) To secure the prompt payment of the principal amount of and interest on, and all other amounts due with respect to, all Securities from time to time outstanding under the Indenture and the performance and observance by the Company of all the agreements, covenants and provisions contained in the Indenture for the benefit and security of the Holders under the Indenture and the prompt payment of any and all amounts from time to time owing under the Indenture by the Company to the Trustee, the Company does hereby grant, sell, assign, transfer, convey, pledge and confirm unto the Trustee, its successors and assigns, for the benefit and security of the Holders and the Trustee, a first priority security interest in all estate, right, title and interest of the Company in and to the Replacement Aircraft together with all equipment and accessories, parts and appurtenances pertaining or attached to the Replacement Aircraft, whether now owned or hereafter acquired, and all warranties of any manufacturer with respect thereto.

          (b) As evidence of the releasing of all right, title and interest of the Trustee in, to and under the Released Aircraft and Released Engines, the Trustee shall execute a separate Partial Release and any other document reasonably requested by the Company to evidence such release.

          (c) The Company hereby acknowledges that the Replacement Aircraft referred to in this Supplemental Indenture is owned by and has been delivered to the Company and is included in the property of the Company subject to the pledge and mortgage thereof under the Indenture.

     3.  Ratification of Indenture; Supplemental Indentures Part of Indenture.
         --------------------------------------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     4.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
         -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     5.  Trustee Makes No Representation.  The Trustee makes no representation
         -------------------------------
as to the validity or sufficiency of this Supplemental Indenture.

     6.  Counterparts.  The parties may sign any number of copies of this
         ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7.  Effect of Headings.  The Section headings herein are for convenience
         ------------------
only and shall not affect the construction thereof.



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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                    AIRTRAN AIRLINES, INC., the Company


                                    By: /s/ Joseph B. Leonard
                                        --------------------------------
                                        Name:  Joseph B. Leonard
                                        Title: CEO


                                    AIRTRAN HOLDINGS, INC., the Parent
                                    Company


                                    By: /s/ Joseph B. Leonard
                                        --------------------------------
                                        Name:  Joseph B. Leonard
                                        Title: CEO


                                    AIRTRAN AIRWAYS, INC., as Guarantor


                                    By: /s/ Joseph B. Leonard
                                        --------------------------------
                                        Name:  Joseph B. Leonard
                                        Title: CEO


                                    VALUJET INVESTMENT CORP., as
                                    Guarantor


                                    By: /s/ Joseph B. Leonard
                                        --------------------------------
                                        Name:  Joseph B. Leonard
                                        Title: CEO


                                    THE BANK OF NEW YORK, as Trustee and
                                    Collateral Trustee


                                    By:
                                       ----------------------------------
                                         Name:
                                         Title:

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